Exhibit 23.4

November 1, 2016

The Board of Directors

Macrocure Ltd.

25 Hasivim Street

Kiryat Matalon, Petach Tikva 4959383, Israel

Re: Amendment No. 1 to Registration Statement on Form S-4 of Leap Therapeutics, Inc.

Members of the Board:

Reference is made to our opinion letter, dated August 29, 2016, with respect to the fairness, from a financial point of view, of the merger consideration to the holders of ordinary shares of Macrocure Ltd. (“Macrocure”) to be received by such holders in connection with the Agreement and Plan of Merger, dated August 29, 2016, by and among Macrocure, Leap Therapeutics, Inc. (“Leap”) and M-CO Merger Sub Ltd. (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Macrocure.

The foregoing opinion letter was provided for the information and assistance of the board of directors of Macrocure in connection with its consideration of the merger and is not to be reproduced or used for any other purpose without our prior written consent. We understand that Leap has requested to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the inclusion of our opinion as Annex B to the prospectus included in the Registration Statement and to the references to our opinion under the captions “SUMMARY — Opinion of Macrocure’s Financial Advisor,”  “THE MERGER — Background of the Merger,” and “THE MERGER — Opinion of Macrocure’s Financial Advisor” in such prospectus. By giving our consent, we do not thereby admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, or (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), prospectus, proxy statement or any other document, without our prior written consent.

/s/ Raymond James & Associates, Inc.
RAYMOND JAMES & ASSOCIATES, INC.